SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 17, 2006

Bullion River Gold Corp.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada

(STATE OR OTHER JURISDICTION OF

INCORPORATION OR ORGANIZATION)

0-20317 COMMISSION FILE NUMBER 1325 Airmotive Way, Suite 325, Reno, Nevada (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	88-0270266 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 89502 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER:  (775) 324-4881

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 5.02(d) Election of New Director

Election of Lester Knight to the Board

On January 17, 2006, the Board of Directors, elected Lester Knight as a Director effective as of January 13, 2006.

Peter Kuhn, Director, introduced Mr. Knight as a potential candidate to the Registrant based on Mr. Knight’s sixteen years of experience in the gold mining industry, primarily in Nevada and California.  After performing the due diligence that the members of the Board of Directors determined, in their reasonable business judgment, was appropriate under the circumstances, the Board of Directors, decided to elect Mr. Knight to the Board of Directors.

Family Relationships:  There are no family relationships between Mr. Knight and any of the other executive officers or directors of the Registrant.

Related Party Transactions:  During the past two years, the Registrant has not been a party to any transactions, or proposed transactions, in an amount greater than $60,000 which Mr. Knight has, or had, a material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 23, 2006

Bullion River Gold Corp.

/s/  Peter M. Kuhn

Peter M. Kuhn

Chief Executive Officer